UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

375 Greenwich Street, Suite 516
New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 28, 2016, the Board of Directors (the “Board”) of YOU On Demand Holdings, Inc. (the “Company”) appointed Ms. Mei Chen as the new CFO and principal accounting officer of the Company, effective April 1, 2016, and entered into an employment agreement with Ms. Chen on such date. Further, the Board appointed Mr. Bing Yang as President of YOU On Demand’s newly formed E-Commerce division, effective April 26, 2016, and entered into an employment agreement with Mr. Yang on such date.

     Mei Chen CFO Employment Agreement

     As noted above, on March 28, 2016, the Company announced the appointment of Ms. Mei Chen as CFO effective as of April 1st, and entered into an employment agreement with Ms. Chen effective as of April 1, 2016. Ms. Chen, age 46, comes to the Company with more than twenty years of management and operating experience, and a keen understanding and extensive background in corporate finance, financial planning and analysis, treasury, strategic planning, risk management, controls and compliance. Prior to joining the Company, from December 2015 to March 2016, Ms. Chen was the CFO of Beijing Sun Seven Star Culture Development Co Ltd., a private media and investment company in China. Between November 2012 and December 2015, Ms. Chen served as Senior Controller of the PSG segment of Microsoft (China) Co., Ltd., and prior to that she was a Senior Controller for Cisco Systems (China) Networking Technology Co. Ms. Chen holds a Bachelor’s Degree from the Harbin Institute of Technology, a Bachelor’s Degree in Accounting from The People’s University and an MBA in Finance from Hong Kong Chinese University.

     Ms. Chen’s employment agreement has an initial term of two years, with automatic one-year extensions thereafter unless written notice of non-renewal is given by either party not less than 90 days prior to the end of the then current term.

     Ms. Chen will be paid an initial base salary of RMB 1,008,000 per year, which will be subject to annual review by the CEO and Compensation Committee of the Board and may be adjusted. In addition, so long as she remains employed and achieves annual performance objectives, Ms. Chen is entitled to receive 25,000 shares of restricted stock per year under the Company’s 2010 Equity Incentive Plan to be issued on or around April 1, 2016, April 1, 2017 and April 1, 2018, respectively. Ms. Chen will also be entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees.

     Upon a termination of Ms. Chen’s employment without “cause,” with “good reason” (each as defined in the employment agreement) or via a non-renewal of the employment agreement by the Company, Ms. Chen will be entitled to severance pay and benefits as follows: (i) one month of Ms. Chen’s salary per each full year of employment with the Company; (ii) reimbursement of all unpaid business-related expenses incurred or paid by Ms. Chen during her employment; (iii) any earned but ungranted restricted stock awards; (iv) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans; and (v) accelerated vesting of any unvested equity awards.

     Upon a termination of Ms. Chen’s employment for “cause” (as defined in the employment agreement), upon Ms. Chen’s death or disability, or if Ms. Chen elects not to renew the agreement, Ms. Chen will be entitled to severance pay and benefits as follows: (i) reimbursement of all unpaid business-related expenses incurred or paid by Ms. Chen during her employment; (ii) any earned but ungranted restricted stock awards; and (iii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans.

     Certain severance payments and benefits under the employment agreement are subject to the execution of a general release agreement by Ms. Chen containing, among other provisions, a general release of claims in favor of the Company. The employment agreement does not provide for any tax gross-up payments.

     In light of the appointment of Ms. Chen as CFO and principal accounting officer, Ms. Grace He, the Company’s VP of Finance, will no longer be principal accounting officer effective April 1, 2016. Ms. He will remain VP of Finance and continue in her current position with the Company.

     Bing Yang Employment Agreement

     As noted above, on March 28, 2016, the Company announced the appointment of Mr. Bing Yang as President of YOU On Demand’s newly formed E-Commerce division effective as of April 26th, and entered into an employment agreement with Mr. Yang effective as of April 26, 2016. Mr. Yang, age 53, comes to the Company with a wide range of experience in research & development, product development and sales and marketing. Most recently, between May 2015 and March 2016, he served as CEO for On-Ramp Service, Inc., a high end life-style cross border online retail platform. From October 2014 to May 2015, Mr. Yang was the CEO of KJT.com, a pioneer of the cross border e-commerce in China based in Shanghai. Prior to KJT, Mr. Yang held various executive level positions throughout his thirty-year career at companies such as Cisco and Convergent Networks, a pioneer in VoIP technologies. He was a General Manager for Cisco Systems (Shanghai) Video Technology Corp. Ltd between June 2011 and October 2014, and managing director Cisco System, R&D Center between February 2008 and October 2014. Mr. Yang earned a Bachelor of Science in Electrical Engineering from the University of Texas at Austin and a Master of Science in Electrical Engineering from the University of New Hampshire.

     Mr. Yang’s employment agreement has an initial term of two years, with automatic one-year extensions thereafter unless written notice of non-renewal is given by either party not less than 90 days prior to the end of the then current term.

     Mr. Yang will be paid an initial base salary of $180,000 per year, which will be subject to annual review by the CEO and Compensation Committee of the Board and may be adjusted. Mr. Yang will also receive a one-time sign-on bonus of $20,000 In addition, so long as he remains employed and achieves annual performance objectives, Mr. Yang is entitled to receive 100,000 shares of restricted stock per year under the Company’s 2010 Equity Incentive Plan to be issued on or around April 26, 2016, April 26, 2017 and April 26, 2018, respectively. Mr. Yang will also be entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees.

     Upon a termination of Mr. Yang’s employment without “cause,” with “good reason” (each as defined in the employment agreement) or via a non-renewal of the employment agreement by the Company, Mr. Yang will be entitled to severance pay and benefits as follows: (i) one month of Mr. Yang’s salary per each full year of employment with the Company; (ii) reimbursement of all unpaid business-related expenses incurred or paid by Mr. Yang during his employment; (iii) any earned but ungranted restricted stock awards; (iv) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans; and (v) accelerated vesting of any unvested equity awards.

     Upon a termination of Mr. Yang’s employment for “cause” (as defined in the employment agreement), upon Mr. Yang’s death or disability, or if Mr. Yang elects not to renew the agreement, Mr. Yang will be entitled to severance pay and benefits as follows: (i) reimbursement of all unpaid business-related expenses incurred or paid by Mr. Yang during his employment; (ii) any earned but ungranted restricted stock awards; and (iii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans.

     Certain severance payments and benefits under the employment agreement are subject to the execution of a general release agreement by Mr. Yang containing, among other provisions, a general release of claims in favor of the Company. The employment agreement does not provide for any tax gross-up payments.

     The foregoing description of Ms. Chen and Mr. Yang’s Employment Agreements is not purported to be complete and is qualified in its entirety by reference to the complete text of such Employment Agreements attached hereto as Exhibits 10.1 and 10.2, respectively.

     * * * * *

     On March 28, 2016, the Company issued a press release announcing the appointment of Ms. Chen as CFO and Mr. Yang’s as President of YOU On Demand’s E-Commerce division, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 28, 2016 by and between the Company and Mei Chen

10.2	Employment Agreement, dated as of March 28, 2016 by and between the Company and Bing Yang

99.1	Press Release dated March 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: March 30, 2016	By:	/s/ Mingcheng Tao
Mingcheng Tao
Chief Executive Officer